UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2005

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4635 Boston Lane, Austin, TX 78735

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

On December 10, 2003, Silicon Laboratories Inc. acquired Cygnal Integrated Products, Inc. (Cygnal), an innovator in analog-intensive, highly integrated 8-bit microcontrollers (MCUs).  In connection with the acquisition, Silicon Laboratories Inc. agreed to issue up to a maximum of 1,290,963 additional shares of common stock to the former stockholders of Cygnal (of which 369,330 shares were issued on November 16, 2004) based on the achievement of certain revenue milestones during the twelve-month earn out period commencing on April 4, 2004 and ending on April 2, 2005.  On May 18, 2005, Silicon Laboratories Inc. issued 711,679 shares of common stock to the former Cygnal stockholders representing the final distribution relating to such revenue milestones.

In accordance with Emerging Issues Task Force Issue No. 99-12, “Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination”, Silicon Laboratories Inc. intends to use the average of the closing prices of Silicon Laboratories common stock for the three days before and after the date of the final distribution to value the earn-out shares issued to former Cygnal stockholders in this final distribution.

Also on May 18, 2005, Silicon Laboratories Inc. instructed the escrow agent in connection with such acquisition to distribute the 205,603 shares of common stock held in escrow to the former Cygnal stockholders.

All shares of common stock referenced herein were exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.
(Registrant)

May 19, 2005	/s/ RUSSELL J. BRENNAN
Date	Russell J. Brennan
VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER
(PRINCIPAL ACCOUNTING OFFICER)